Exhibit 4.25

13 FEBRUARY 2003

AMENDMENT AGREEMENT IN RESPECT OF A

€800,000,000 SENIOR FACILITY AGREEMENT

DATED 8 AUGUST 2001 (AS AMENDED)

CABLEUROPA, S.A.U.

on behalf of itself and as agent and representative of each other Obligor

and

BANC OF AMERICA SECURITIES LIMITED

on behalf of itself and as Agent for each of the Beneficiaries

Latham & Watkins
99 Bishopsgate
London  EC2M 3XF

THIS AGREEMENT is made on 13 February 2003 between the following parties

(1)                                CABLEUROPA, S.A.U. on behalf of itself and as agent and representative of each Obligor (“Cableuropa”); and

(2)                                 BANC OF AMERICA SECURITIES LIMITED on behalf of itself and as Agent for each of the Beneficiaries (the “Agent”).

WHEREAS:

A.                                    The parties hereto, among others, have entered into the Original Facility Agreement.

B.                                    The Agent and Cableuropa have agreed to amend and restate the Original Facility Agreement on the terms set out below.

In the presence of a Madrid Notary Public (Notario), Mr. Fernando Molina Stranz, whose intervention has been required by the parties hereto, IT IS AGREED as follows

1                                         INTERPRETATION

1.1                               Definitions         In this Agreement the following terms have the meanings given to them in this Clause 1.1:

“Amended and Restated Facility Agreement” means the Original Facility Agreement, as amended and restated by this Agreement in the form set out in the Exhibit hereto.

“Original Facility Agreement” means the €800,000,000 senior facility agreement dated 8 August 2001, as amended pursuant to the terms of amendment agreements dated 5 November 2001, 21 December 2001 and 15 October 2002, and made between Cableuropa as agent and representative of each Obligor, Cableuropa and each of the other parties named therein as a Borrower, Cableuropa and each of the other parties named therein as a Guarantor, the financial institutions named therein as Lead Arrangers, the Agent, Banc of America Securities Limited as Security Agent and the persons named therein as Lenders, and notarised in the presence of a Madrid Notary Public (Notario), Mr. Fernando Molina Stranz, on that date.

1.2                               Original Facility Agreement Definitions         Unless the context otherwise requires or unless otherwise defined in this Agreement, words and expressions defined or construed in the Original Facility Agreement shall have the same meanings and constructions when used in this Agreement.

1.3                               Third Party Rights         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

1.4                               Agreements         Save where the contrary is indicated, any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with the terms thereof.

1.5                               Construction         In this Agreement, unless the context otherwise requires, words importing the plural should include the singular and vice versa.

2                                         AMENDMENT AND RESTATEMENT OF THE ORIGINAL FACILITY AGREEMENT

With effect from the date hereof the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in the Exhibit hereto and the rights and obligations of the parties thereto shall be governed by, and construed in accordance with, the terms of the Amended and Restated Facility Agreement.

3                                         REPRESENTATIONS AND WARRANTIES

On the date of this Agreement, Cableuropa represents and warrants to the Agent the representations and warranties set out in paragraphs (a), (b) and (d) to (g) of Clause 17.1 (Legal Representations) and paragraph (t) of Clause 17.2 (Factual Representations) of the Amended and Restated Facility Agreement but as if references therein to the Facility Documents were to this Agreement and the Amended and Restated Facility Agreement.

4                                         FACILITY DOCUMENTS AND SECURITY

4.1                               Facility Document         Each of Cableuropa and the Agent hereby agree that this Agreement shall constitute a Facility Document.

4.2                               Security       Cableuropa (on behalf of itself and each other Obligor) hereby confirms that the obligations of the Obligors under the Security Documents to which they are a party as at the date hereof (a list of which is attached hereto as Schedule 1 (Security Documents)), and the obligations of the Guarantors under the guarantee in the Facility Agreement, remain in full force and effect notwithstanding the amendment and restatement of the Original Facility Agreement as set out herein.

5                                         CURRENT OUTSTANDING AMOUNTS

Each of Cableuropa and the Agent hereby confirm that as at the date hereof the principal amount and accrued but unpaid interest thereon outstanding under each Facility is:

(a)                                  Facility A: €65,000,000 plus accrued but unpaid interest of €1,391,406.25;

(b)                                 Facility B: €205,000,000 plus accrued but unpaid interest of  €2,033,090.00;

(c)                                  Facility C: €45,000,000 plus accrued but unpaid interest of  €593,280.00;

(d)                                 Facility D: €0; and

(e)                                  Facility E: €0,

and in each case the relevant Borrower was Cableuropa.

6                                         CONTINUITY AND FURTHER ASSURANCE

6.1                               Continuing Obligations     The provisions of the Original Facility Agreement shall, save as amended in this Agreement, continue in full force and effect.  References in the Original Facility Agreement to “this Agreement”, “herein”, “hereunder” and similar terms and to any provision or Schedule of the Original Facility Agreement shall be construed as a reference thereto as amended and restated by this Agreement.

6.2                               Further Assurance         Cableuropa shall at the request of the Agent, and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments to be effected pursuant to this Agreement.

7                                         COSTS AND EXPENSES

7.1                               Transaction Expenses         Without double counting under Clause 39.2 (Amendment Costs) of the Original Facility Agreement, Cableuropa shall, on demand of the Agent, reimburse the Agent for all reasonable costs and expenses (including legal and notarial fees) together with any VAT incurred by it in connection with the negotiation, preparation, execution and translation of this Agreement and the completion of the transactions contemplated herein.

7.2                               Stamp Taxes         Without double counting under Clause 34.3 (Stamp Taxes) of the Original Facility Agreement, Cableuropa shall pay all stamp, registration and other taxes to which this Agreement is or at any time may be subject and Cableuropa shall, from time to time on demand from the Agent, indemnify the Agent against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

8                                         REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Agent, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

9                                         ENGLISH LANGUAGE

Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

10                                  PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

11                                  GOVERNING LAW

This Agreement is governed by, and shall be construed in accordance with, English law.

12                                  JURISDICTION

12.1                        English Courts     Cableuropa irrevocably agrees for the benefit of the Agent that the courts of England shall have jurisdiction to hear and determine any Proceedings, and to settle any Disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

12.2                        Appropriate Forum     Cableuropa irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 12.1 (English Courts) being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

12.3                        Service of Process     Cableuropa agrees that the process by which any Proceedings are begun may be served on it by being delivered to such person in England as is appointed by Cableuropa for the purposes of accepting service of process on their behalf in England and as is notified to the Agent from time to time.  If the appointment of such person ceases to be effective in respect of Cableuropa, Cableuropa shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent shall be entitled to appoint such a person by notice to Cableuropa.  Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

12.4                        Non-exclusive Submissions     The submission to the jurisdiction of the courts referred to in Clause 12.1 (English Courts) shall not (and shall not be construed so as to) limit the right of the Agent to take Proceedings against Cableuropa in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

12.5                        Consent to Enforcement     Cableuropa hereby consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

12.6                        Waiver of Immunity     To the extent that Cableuropa may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), Cableuropa hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

SCHEDULE 1

SECURITY DOCUMENTS

1.                                       Deed of pledge of shares (póliza de pignoración de acciones) in Región de Murcia de Cable, S.A. dated August 8, 2001, between the Security Agent and Cableuropa as intervened by Mr. Fernando Molina Stranz.

2.                                       Deed of pledge of shares (póliza de pignoración de acciones) in Valencia de Cable, S.A. dated August 8, 2001, between the Security Agent and Cableuropa as intervened by Mr. Fernando Molina Stranz.

3.                                       Deed of pledge of shares (póliza de pignoración de acciones) in Mediterránea Sur Sistemas de Cable, S.A. dated August 8, 2001, between the Security Agent and Cableuropa as intervened by Mr. Fernando Molina Stranz.

4.                                       Deed of pledge of shares (póliza de pignoración de acciones) in Mediterránea Norte Sistemas de Cable, S.A. dated August 8, 2001, between the Security Agent and Cableuropa as intervened by Mr. Fernando Molina Stranz.

5.                                       Deed of pledge of shares (póliza de pignoración de acciones) in ONONet Comunicaciones, S.A. dated August 8, 2001, between the Security Agent and Cableuropa as intervened by Mr. Fernando Molina Stranz.

6.                                       Deed of pledge of credit rights over bank accounts (póliza de pignoración de derechos de crédito sobre cuentas bancarias) dated August 8, 2001, between the Security Agent and Cableuropa as intervened by Mr. Fernando Molina Stranz.

7.                                       Deed of pledge of credit rights over bank accounts (póliza de pignoración de derechos de crédito sobre cuentas bancarias) dated August 8, 2001, between the Security Agent and Región de Murcia de Cable, S.A. as intervened by Mr. Fernando Molina Stranz.

8.                                       Deed of pledge of credit rights over bank accounts (póliza de pignoración de derechos de crédito sobre cuentas bancarias) dated August 8, 2001, between the Security Agent and Valencia de Cable, S.A. as intervened by Mr. Fernando Molina Stranz.

9.                                       Deed of pledge of credit rights over bank accounts (póliza de pignoración de derechos de crédito sobre cuentas bancarias) dated August 8, 2001, between the Security Agent and Mediterránea Sur Sistemas de Cable, S.A. as intervened by Mr. Fernando Molina Stranz.

10.                                 Deed of pledge of credit rights over bank accounts (póliza de pignoración de derechos de crédito sobre cuentas bancarias) dated August 8, 2001, between the Security Agent and Mediterránea Norte Sistemas de Cable, S.A. as intervened by Mr. Fernando Molina Stranz.

11.                                 Deed of pledge of credit rights over bank accounts (póliza de pignoración de derechos de crédito sobre cuentas bancarias) dated August 8, 2001, between the Security Agent and ONONet Comunicaciones, S.A. as intervened by Mr. Fernando Molina Stranz.

12.                                 Deed of pledge of credit rights (póliza de pignoración de derechos de crédito) dated August 8, 2001, between the Security Agent and Cableuropa as intervened by Mr. Fernando Molina Stranz.

13.                                 Deed of pledge of credit rights (póliza de pignoración de derechos de crédito) dated August 8, 2001, between the Security Agent and Región de Murcia de Cable, S.A. as intervened by Mr. Fernando Molina Stranz.

14.                                 Deed of pledge of credit rights (póliza de pignoración de derechos de crédito) dated August 8, 2001, between the Security Agent and Valencia de Cable, S.A. as intervened by Mr. Fernando Molina Stranz.

15.                                 Deed of pledge of credit rights (póliza de pignoración de derechos de crédito) dated August 8, 2001, between the Security Agent and Mediterránea Sur Sistemas de Cable, S.A. as intervened by Mr. Fernando Molina Stranz.

16.                                 Deed of pledge of credit rights (póliza de pignoración de derechos de crédito) dated August 8, 2001, between the Security Agent and Mediterránea Norte Sistemas de Cable, S.A. as intervened by Mr. Fernando Molina Stranz.

17.                                 Public Deed of mortgage of trademarks (escritura pública de hipoteca de marcas) dated August 8, 2001, between Cableuropa and the Security Agent, executed before the Notary Public of Madrid, Mr. Fernando Molina Stranz.

18.                                 Notice from Cableuropa to the insurance companies (carta a las compañías aseguradoras) dated August 8, 2001.

19.                                 Deed of pledge of credit rights (póliza de pignoración de derechos de crédito) dated November 5, 2001, between the Security Agent and Cableuropa as intervened by Mr. Fernando Molina Stranz.

20.                                 Deed of pledge of shares (póliza de pignoración de acciones) in Cableuropa dated January 2, 2002, between the Security Agent and Holdco as intervened by Mr. Francisco Javier Cedrón López-Guerrero.

21.                                 Deed of pledge of credit rights over bank accounts (póliza de pignoración de derechos de crédito sobre cuentas bancarias) dated January 2, 2002, between the Security Agent and Holdco as intervened by Mr. Francisco Javier Cedrón López-Guerrero.

22.                                 Deed of pledge of credit rights (póliza de pignoración de derechos de crédito) dated February 4, 2002, between the Security Agent and Holdco as intervened by Mr. Fernando Molina Stranz.

23.                                 Deed of pledge of credit rights (póliza de pignoración de derechos de crédito) dated April 4, 2002, between the Security Agent and Holdco as intervened by Mr. Fernando Molina Stranz.

SIGNATORIES

CABLEUROPA, S.A.U.

(on behalf of itself and as agent and representative of each Obligor)

By:

BANC OF AMERICA SECURITIES LIMITED

(on behalf of itself and as Agent of each Beneficiary)

By:

With my intervention, stating that this Agreement of 8 pages executed in 3 original copies for one sole purpose through the signature by all parties of the respective signature pages only, has been witnessed by myself by sealing and signing on each page.  (Con mi intervención, haciendo constar que el presente contrato consta de 8 páginas, ha sido celebrado en 3 ejemplares originales a un solo efecto mediante la firma por todas las partes de las páginas respectivas de firmas exclusivamente, e intervenido por mí mediante su sellado y firma en cada una de sus páginas.)

Signature and seal of Fernando Molina Stranz Notario de Madrid.